Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 25, 2011, in this Amendment No. 1, dated October 24, 2011, to the Registration Statement Form S-4 (file no. 333-177234) and related Prospectus of IPALCO Enterprises, Inc.

/s/ Ernst & Young LLP
Indianapolis, Indiana
October 24, 2011